Exhibit 99.1

CONTACT: Investors and Media: Felix Veksler

 Senior Director, Investor Relations

 ir@monro.com

FOR IMMEDIATE RELEASE

Monro, Inc. Appoints Auto Industry Veteran Thomas B. Okray to Board of Directors

ROCHESTER, NY – February 15, 2024 – Monro, Inc. (Nasdaq: MNRO), a leading provider of automotive undercar repair and tire services, today announced that Thomas B. Okray has been appointed to the Company’s Board of Directors, effective immediately. Mr. Okray will serve on the Executive Committee.

Mr. Okray is a seasoned executive with significant financial and operational expertise in the auto industry and broader industrials segment, including a 26-year tenure at General Motors and subsequent senior finance roles at Amazon.com, Inc., Advance Auto Parts, Inc. and W.W. Grainger, Inc. He most recently served as Chief Financial Officer of Eaton Corporation, a global intelligent power management company.

Robert E. Mellor, Chair of the Board and Nominating and Corporate Responsibility Committee, said, “Tom’s impressive background will be a valuable addition to Monro’s Board. Consistent with ongoing shareholder dialogue, adding his relevant automotive industry expertise reflects our continued commitment to refreshing and enhancing the skills and experience currently represented on our Board. Tom brings a deep understanding of the dynamics that shape the auto industry, and we look forward to benefitting from his solutions-focused perspectives as we drive value creation for our shareholders.”

Mr. Okray said, “I’ve long respected the durability of Monro’s business model as well as its commitment to delivering a superior customer experience. I look forward to working closely with the Board and leadership to help the team execute the Company’s growth strategy and further solidify Monro’s leadership position.”

With Mr. Okray’s appointment, Monro’s Board is now composed of nine directors, eight of whom are independent.

About Thomas B. Okray

Tom Okray is an accomplished finance and operations executive who most recently served as EVP and Chief Financial Officer of Eaton Corporation, a global intelligent power management company, from January 2021 to February 2024. Prior to joining Eaton, he served as SVP and Chief Financial Officer of W.W. Grainger, Inc., a role he assumed in April 2018, and earlier served as EVP and Chief Financial Officer of Advance Auto Parts, Inc. beginning in October 2016. Prior to Advance Auto Parts, Mr. Okray was Vice President of Finance for Amazon.com, Inc.’s Global Customer Fulfillment organization.

From 1989 to 2015, Mr. Okray held a variety of senior finance roles at General Motors and at the time of his departure served as Chief Financial Officer, Global Product Development Operations, Purchasing and Supply Chain, with a team of 45,000 employees across nine major development centers. During his tenure at General Motors, he worked 15 years internationally with senior leadership roles in Europe and Asia.

Mr. Okray also serves as a member of Flowserve Corporation’s (NYSE: FLS) Board of Directors, chairing the Audit Committee. He received an MBA from the University of Chicago, a Bachelor of Science in Chemical Engineering from Michigan State University and participated in a Transformational Leadership Program at the Stanford Graduate School of Business.

About Monro, Inc.

Monro, Inc. (NASDAQ: MNRO) is one of the nation’s leading automotive service and tire providers, delivering best-in-class auto care to communities across the country, from oil changes, tires and parts installation, to the most complex vehicle repairs. With a growing market share and a focus on sustainable growth, the Company generated approximately $1.3 billion in sales in fiscal 2023 and continues to expand its national presence through strategic acquisitions and the opening of newly constructed stores. Across approximately 1,300 stores and 9,000 service bays nationwide, Monro brings customers the professionalism and high-quality service they expect from a national retailer, with the convenience and trust of a neighborhood garage. Monro’s highly trained teammates and certified technicians bring together hands-on experience and state-of-the-art technology to diagnose and address automotive needs every day to get customers back on the road safely. For more information, please visit https://corporate.monro.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “look forward,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance, or achievements of Monro to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, those set forth in the Company’s Securities and Exchange Commission filings, including the Company’s annual report on Form 10-K for the fiscal year ended March 25, 2023. Except as required by law, the Company does not undertake and specifically disclaims any obligation to update any forward-looking statement to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Investors:

Felix Veksler

Senior Director, Investor Relations

ir@monro.com

Media:

Colleen Carter

Director - Internal Communications

colleen.carter@monro.com